UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

RADNOSTIX INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-22923	74-2763837

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle
Idaho Falls, Idaho 83401
(Address of Principal Executive Offices) (Zip Code)

(208) 524-5300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On September 28, 2026, Radnostix Inc. (the “Company”) and its wholly owned subsidiary, International Isotopes Fluorine Products, Inc. (“IIFP” and, together with the Company, the “Sellers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Nano Nuclear Energy Inc. (the “Parent”) and HALEU Energy Fuel Inc., a Nevada corporation and a wholly owned subsidiary of the Parent (“Buyer” and together with the Parent, the “Buyer Parties”).

Purchased Assets. Under the Purchase Agreement, Buyer agreed to acquire all of Sellers’ assets related to a depleted uranium deconversion and fluorine extraction plant previously planned for Hobbs, New Mexico (the “DUF6 Plant”). The purchased assets include:

●	U.S. Nuclear Regulatory Commission (“NRC”) Material License SUB-1011 and the related regulatory materials.
●	A New Mexico air quality permit.
●	A portfolio of issued and/or expired U.S. patents covering fluorine extraction and related processes.
●	Technical, design, safety and vendor materials, including documentation originally acquired from General Dynamics relating to the Sequoyah Fuels conversion plant.
●	Other assets of Sellers reasonably necessary for, or related to, the permitting, development, financing, construction, ownership or operation of the DUF6 Plant.

Buyer will assume only certain liabilities that arise under the purchased assets after the closing of the Transaction (the “Closing”). All other liabilities of Sellers stay with Sellers.

Escrowed Funds. Prior to entering into the Purchase Agreement, the Company and IIFP entered into an escrow agreement with Citibank, N.A. pursuant to which the Buyer Parties deposited $0.5 million into an escrow account (together with any interest accrued thereon, the “Escrowed Funds”) in connection with the execution of a proposal letter executed between the Company and Buyer Parties which provided the Buyer Parties the exclusive right to negotiate with the Company for the purchase of the purchased assets. Upon signing the Purchase Agreement, the Escrowed Funds are to be released to the Company.

Consideration. At the Closing, the Buyer Parties will (i) pay Sellers $9.5 million in cash, less the Escrowed Funds any amounts paid to release liens on the purchased assets and (ii) issue to the Company $4 million of restricted shares of the Parents’s common stock (“Common Stock”) with the number of shares issuable determined based on the volume-weighted average price of the Common Stock during the period from the tenth trading day before the date of the Purchase Agreement through the trading day before the Closing Date. No fractional shares will be issued; instead, Sellers will receive cash for any fractional share.

Conditions to Closing. The Buyer Parties’ obligation to close is subject to a number of customary closing conditions. In addition, the Buyer Parties’ obligation to close is subject to satisfaction of the following additional conditions:

●	the NRC approving the transfer of Sellers’ NRC license to Buyer;
●
Buyer acquiring fee simple title or a valid leasehold interest in the approximately 640-acre parcel of real property located in Section 27, Township 18 South, Range 36 East, N.M.P.M., Lea County, New Mexico (the “Hobbs Site”) from Lea County, New Mexico (the “County”), on terms satisfactory to Buyer in its sole discretion, which may include a new Industrial Revenue bond structure and the termination, defeasance and discharge of Sellers’ existing Industrial Revenue Bond structure (which includes a bond, mortgage and indenture) with the County (the “Hobbs Site Condition”); and

●	Buyer conducting environmental assessments of the Hobbs Site satisfactory to Buyer.

Representations, Warranties, Covenants and Indemnification. The Purchase Agreement contains customary representations, warranties, covenants and indemnification from Sellers and the Buyer Parties for a transaction of this nature.

Termination. The Purchase Agreement may be terminated in the following circumstances:

●	by mutual written consent;
●	by either party if the other party commits a material breach that is not cured within seven business days after notice;
●
by Buyer or Sellers if the Hobbs Site Condition has not been satisfied within 120 days after September 28, 2026, which Buyer may extend by 60 days (the “Outside Date”), or if the parties have reason to believe it will not be satisfied;

●
by Buyer or Sellers if the environmental assessments shall not have been completed or provided results satisfactory to Buyer (including that there be no remediation expenditures in excess of $0.1 million); and

●	if the NRC license transfer has not occurred by the Outside Date or if the parties have reason to believe it will not be satisfied.

If the Purchase Agreement is terminated in specified circumstances, Sellers must return an amount equal to the Escrowed Funds to Buyer within two business days. These circumstances include termination because the Hobbs Site Condition was not satisfied, because the NRC License Transfer did not occur, or because of a Seller breach. If termination results from Buyer’s failure to qualify or be eligible to receive the NRC license, the amount returned will be reduced by Sellers’ reasonable documented expenses.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Purchase Agreement (and the foregoing description of the Purchase Agreement and the transactions contemplated thereby) has been included to provide investors and shareholders with information regarding the terms of the Purchase Agreement and the transactions contemplated thereby. It is not intended to provide any other factual information about the Company, IIFP, Buyer or Parent. The representations, warranties and covenants contained in the Purchase Agreement were made only as of specified dates for the purposes of the Purchase Agreement, were solely for the benefit of the parties to the Purchase Agreement and may be subject to qualifications and limitations agreed upon by such parties, including information contained in confidential disclosure schedules. Investors and shareholders are not third-party beneficiaries under the Purchase Agreement and should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances.

Item 7.01         Regulation FD Disclosure.

On October 1, 2026, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the expected timing and completion of the Asset Sale and the transactions contemplated by the Purchase Agreement. These statements are subject to risks and uncertainties, including the risk that the Asset Sale may not be completed on a timely basis or at all; the failure to satisfy closing conditions, including NRC approval and the Lea County site conditions; events giving rise to termination, including the obligation to repay the Escrow Funds; fluctuations in the value of Parent common stock; and the other risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in the Company’s subsequent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this report, and the Company undertakes no obligation to update or revise any forward-looking statement, except as required by law.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of September 28, 2026, by and among HALEU Energy Fuel Inc., NANO Nuclear Energy Inc., Radnostix Inc. and International Isotopes Fluorine Products, Inc.
99.1	Press Release, dated October 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) and Item 602(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADNOSTIX INC.

Date: October 1, 2026

	By:	/s/ Shahe Bagerdjian

Name: Shahe Bagerdjian

Title: President and Chief Executive Officer